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                                                                     EXHIBIT 1.1
                                                                  EXECUTION COPY


                         L-3 COMMUNICATIONS CORPORATION

                   6-1/8 % SENIOR SUBORDINATED NOTES DUE 2013

                               PURCHASE AGREEMENT


                                                                    May 14, 2003


LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019


Dear Sirs:


         L-3 Communications Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchasers") $400 million in aggregate principal amount of its 6-1/8% Senior Subordinated Notes due 2013 (the "Series A Notes") guaranteed (the "Series A Guarantees;" and, together with the Series A Notes, the "Series A Notes and Guarantees") by Broadcast Sports Inc., a Delaware corporation, Goodrich Aerospace Component Overhaul & Repair, Inc., a Delaware corporation, Goodrich Avionics Systems, Inc., a Delaware corporation, Henschel Inc., a Delaware corporation, Hygienetics Environmental Services, Inc., a Delaware corporation, KDI Precision Products, Inc., a Delaware corporation, L-3 Communications AIS GP Corporation, a Delaware corporation, L-3 Communications Aydin Corporation, a Delaware corporation, L-3 Communications ESSCO, Inc., a Delaware corporation, L-3 Communications ILEX Systems, Inc., a Delaware corporation, L-3 Communications Integrated Systems L.P., a Delaware limited partnership, L-3 Communications Investments, Inc., a Delaware corporation, L-3 Communications Security and Detection Systems Corporation Delaware, a Delaware corporation, L-3 Communications SPD Technologies, Inc., a Delaware corporation, MPRI, Inc., a Delaware corporation, Pac Ord Inc., a Delaware corporation, Power Paragon, Inc., a Delaware corporation, Ship Analytics International, Inc., a Delaware corporation, SPD Electrical Systems, Inc., a Delaware corporation, SPD Holdings, Inc., a Delaware corporation, SPD Switchgear Inc., a Delaware corporation, Wescam Air Ops Inc., a Delaware corporation, Wescam Air Ops LLC, a Delaware limited liability company, Wescam Holdings (US) Inc., a Delaware corporation, and Wescam LLC, a Delaware limited liability company (individually a "Delaware Guarantor" and collectively, the "Delaware Guarantors") and AMI Instruments, Inc., an Oklahoma corporation, Apcom, Inc., a Maryland corporation, Celerity Systems Incorporated, a California corporation, EER Systems, Inc., a

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Virginia corporation, Electrodynamics, Inc., an Arizona corporation, Goodrich
FlightSystems, Inc., an Ohio corporation, Interstate Electronics Corporation, a California corporation, L-3 Communications Analytics Corporation, a California corporation, L-3 Communications Atlantic Science and Technology Corporation, a New Jersey corporation, L-3 Communications IMC Corporation, a Connecticut corporation, L-3 Communications Security and Detection Systems Corporation California, a California corporation, L-3 Communications Storm Control Systems, Inc., a California corporation, L-3 Communications TMA Corporation, a Virginia corporation, L-3 Communications Westwood Corporation, a Nevada corporation, MCTI Acquisition Corporation, a Maryland corporation, Microdyne Communications Technologies Incorporated, a Maryland corporation, Microdyne Corporation, a Maryland corporation, Microdyne Outsourcing Incorporated, a Maryland corporation, Ship Analytics, Inc., a Connecticut corporation, Ship Analytics USA, Inc., a Connecticut corporation, Southern California Microwave, Inc., a California corporation, SYColeman Corporation, a Florida corporation, Telos Corporation, a California corporation, Troll Technology Corporation, a California corporation, Wescam Incorporated, a Florida corporation, Wescam Sonoma Inc., a California corporation and Wolf Coach, Inc., a Massachusetts corporation (individually a "Non-Delaware Guarantor," collectively the "Non-Delaware Guarantors" and, together with the Delaware Guarantors, the "Guarantors"), pursuant to the terms of an Indenture (the "Indenture") among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"), relating to the Series A Notes. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

         The Series A Notes will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company has prepared a final offering memorandum (the "Offering Memorandum"), dated May 14, 2003, relating to the Company, the Series A Notes and the Series A Guarantees. As described in the Offering Memorandum, the Company will use the net proceeds from the offering of the Series A Notes to redeem $180 million aggregate principal amount of its 8-1/2% Senior Subordinated Notes due 2008 and for general corporate purposes, including potential acquisitions.

         Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

         "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF


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         L-3 COMMUNICATIONS CORPORATION THAT (A) SUCH SECURITY MAY BE RESOLD,
         PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF L-3 COMMUNICATIONS CORPORATION SO REQUESTS), (2) TO L-3 COMMUNICATIONS CORPORATION OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

         You have advised the Company that you will make offers (the "Exempt Resales") of the Series A Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("QIBs"), (ii) Frank C. Lanza, who shall have represented to the Company and the Initial Purchasers that he is an "Accredited Investor" referred to in Rule 501(a)(4), (5) or (6) under the Act (the "Accredited Investor"), that he is purchasing the Series A Notes for investment purposes only and with no present intention to resell the Series A Notes and executed and returned to the Initial Purchasers a certificate in the form of Exhibit C hereto and (iii) outside the United States to persons other than U.S. Persons in offshore transactions meeting the requirements of Rule 904 of Regulation S ("Regulations S") under the Securities Act (such persons specified in clauses (i), (ii) and (iii) being referred to herein as the "Eligible Purchasers"). As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S. You will offer the Series A Notes to Eligible Purchasers initially at a price equal to 100.0% of the principal amount thereof. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated May 21, 2003 (the "Closing Date"), in the form of Exhibit D hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the Company's 6-1/8%


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Senior Subordinated Notes due 2013 (the "Series B Notes" and, together with the
Series A Notes, the "Notes") and the guarantees thereof (the "Series B Guarantees" and, together with the Series A Guarantees, the "Guarantees") to be offered in exchange for the Series A Notes and Guarantees, (such offer to exchange being referred to collectively as the "Registered Exchange Offer") and
(ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes, and to use all commercially reasonable efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Guarantees (as defined herein), the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents." This is to confirm the agreements concerning the purchase of the Series A Notes from the Company by you.

         1. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally represent, warrant and agree that:

         (a) The Offering Memorandum with respect to the Series A Notes has been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company and the Guarantors, is contemplated.

         (b) The Offering Memorandum as of its date and as of the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary, in order to make the statements, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

         (c) The market-related and customer-related data and estimates included or incorporated by reference in the Offering Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.

         (d) The Company and each of its subsidiaries (as defined in Section 14 hereof) have been duly organized and are validly existing as corporations, limited partnerships or limited liability companies, as applicable, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except for such qualification and good standing the failure of which, individually or in the aggregate, would not result in a material adverse effect on the condition (financial or other), business, prospects, properties, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

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         (e) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and
(i) approximately 70% of the membership interests in Aviation Communications & Surveillance Systems, LLC, (ii) approximately 90% of the capital stock of Electronic Space Systems (UK) Limited, (iii) 99.99% of the capital stock of ESSCO Collins Limited, (iv) approximately 50% of the membership interests in Arbeitmedizinische Betreungsgesellschaft Kieler Bertriebe mbH, (v) approximately 98% of the membership interests in PMM Costruzioni Electtroniche Centro Misure Radioelettriche S.r.l., (vi) approximately 50% of the membership interests in ITel Solutions, LLC, (vii) approximately 55% of the capital stock of LogiMetrics, Inc., (viii) approximately 55% of the capital stock of Logimetrics FSC, Inc., (ix) approximately 55% of the capital stock of mmTECH, Inc., (x) approximately 50% of the capital stock of Wescam Asia Pte Ltd. and (xi) 100% of the issued shares of capital stock or membership interests of each other subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company or a subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims, other than (A) liens, encumbrances, equities or claims described in the Offering Memorandum or in documents incorporated therein by reference, (B) a pledge of such shares or membership interests to secure the Senior Credit Facilities and (C) such other liens, encumbrances, equities or claims as do not have a Material Adverse Effect.

         (f) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Notes, the Guarantees and the Registration Rights Agreement.

         (g) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

         (h) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors, and when duly executed by the proper officers of the Company and the Guarantors (assuming due execution and delivery by the Initial Purchasers) and delivered by the Company and each Guarantor, will constitute a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy.

         (i) The Indenture has been duly and validly authorized by the Company and each of the Guarantors, and when duly executed by the proper officers of the Company and each of the Guarantors (assuming due execution and delivery by the Trustee) and delivered by the Company and each of the Guarantors, will constitute a valid and binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing; no qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act") is required in connection with the Exempt Resales.

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         (j) The Series A Notes have been duly and validly authorized by the
Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Series A Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing; and the Series A Notes, when issued and delivered, will conform to the description thereof contained in the Offering Memorandum in all material respects.

         (k) The Series A Guarantees have been duly and validly authorized by the Guarantors and when duly endorsed on the Series A Notes in accordance with the terms of the Indenture and, assuming due authentication of the Series A Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof will constitute valid and binding obligations of each of the Guarantors entitled to the benefits of the Indenture and enforceable against in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing; and the Series A Guarantees, when issued and delivered, will conform to the description thereof contained in the Offering Memorandum in all material respects.

         (l) The Series B Notes have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Registered Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing.

         (m) The guarantees of the Series B Notes (the "Series B Guarantees" and, together with the Series A Guarantees, the "Guarantees") have been duly and validly authorized by the Guarantors and if and when duly endorsed on the Series A Notes in accordance with the terms of the Indenture and delivered in accordance with the Registered Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of each of the Guarantors entitled to the benefits of the Indenture and enforceable against each of the Guarantors in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing.

         (n) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the Guarantors and the consummation of the transactions contemplated hereby or thereby will not conflict with or constitute a breach or violation


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of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject that is material to the financial condition or prospects of the Company and its subsidiaries, taken as a whole (collectively, the "Material Agreements"), except for such breach, violation or default which, individually, or in the aggregate, would not result in a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of its subsidiaries or any material law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, provided, that the provisions for indemnification and contribution hereunder and thereunder may be limited by equitable principles and public policy considerations; and except as may be required in connection with the registration under the Securities Act of the Series B Notes and Series B Guarantees in accordance with the Registration Rights Agreement, qualification of the Indenture under the 1939 Act and compliance with the securities or Blue Sky laws of various jurisdictions, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or any of the Operative Documents by the Company and the Guarantors, as applicable, and the consummation of the transactions contemplated hereby and thereby.

         (o) Except as described in the Offering Memorandum or in the documents incorporated therein by reference and except as provided by the Registration Rights Agreement and except for agreements that are not inconsistent with the terms of the Registration Rights Agreement and do not require the Company to include any security with the securities registered pursuant to the Exchange Offer Registration Statement or the Shelf Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied or rights not exercisable in connection with the Offering Memorandum) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Exchange Offer Registration Statement or the Shelf Registration Statement; and all such rights to include such securities in the securities being registered pursuant to the Exchange Offer Registration Statement or the Shelf Registration Statement have been waived in a manner consistent with the terms under which they were granted.

         (p) Except as described in the Offering Memorandum or in the documents incorporated therein by reference, the Company and the Guarantors have not sold or issued any securities with terms that are substantially similar to the Notes and the Guarantees during the six-month period preceding the date of the Offering Memorandum, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

         (q) Neither the Company nor any of its subsidiaries has incurred, since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that would result in a Material Adverse Effect, otherwise than as set forth or contemplated in the Offering Memorandum or in the documents



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incorporated therein by reference; and, since such date, there has not been any material change in the capital stock or material increase in the short-term or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving or which would reasonably be expected to involve a Material Adverse Effect, otherwise than as described or contemplated in the Offering Memorandum or in the documents incorporated therein by reference.

         (r) The historical financial statements, together with related notes, set forth or incorporated by reference in the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act applicable to registration statements on Form S-3 under the Securities Act. The historical consolidated financial statements of the Company fairly present the financial position and the results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods. The other financial and statistical information and data included or incorporated by reference in the Offering Memorandum have been derived from the financial records of the Company (or its predecessors) and, in all material respects, have been prepared on a basis consistent with such books and records of the Company (or its predecessor), except as disclosed therein.

         (s) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, whose report appears in the Offering Memorandum or is incorporated by reference therein and who have delivered the initial letter referred to in Section 7(f) hereof, are independent certified public accountants as required by the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder during the periods covered by the financial statements on which they reported contained or incorporated by reference in the Offering Memorandum.

         (t) The Company and each of its subsidiaries have good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by them, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Offering Memorandum (or in the documents incorporated therein by reference) or, to the extent that any such liens, claims, security interests or other encumbrances would not have a Material Adverse Effect (individually or in the aggregate) and all the material property described in the Offering Memorandum as being held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases, with only such exceptions as would not have a Material Adverse Effect (individually or in the aggregate).

         (u) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, licenses, inventions, trade secrets and other rights, and all registrations or applications relating thereto, described in the Offering Memorandum as being owned by them or necessary for the conduct of their business, except as such would not have a Material Adverse Effect (individually or in the aggregate), and the Company is not aware of any pending or threatened claim to the contrary or any pending or threatened challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing which, if determined adversely to the Company and its subsidiaries, would have a Material Adverse Effect (individually or in the aggregate).

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         (v) Except as described in the Offering Memorandum (or in the documents incorporated therein by reference), there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, are reasonably likely to cause a Material Adverse Effect.

         (w) There are no contracts or other documents which would be required to be described in a prospectus contained in a registration statement on Form S-3 by the Securities Act or by the rules and regulations thereunder which have not been described in the Offering Memorandum or incorporated therein by reference.

         (x) No material relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, except as described in the Offering Memorandum or in the documents incorporated therein by reference.

         (y) The Company is not involved in any strike, job action or labor dispute with any group of employees that would have a Material Adverse Effect, and, to the Company's knowledge, no such action or dispute is threatened.

         (z) Except as disclosed in the Offering Memorandum or in the documents incorporated therein by reference, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) subject to Title IV of ERISA for which the Company would have any material liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any such "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code") (other than contributions in the normal course which are not in default); and each "pension plan" for which the Company would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

         (aa) The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company and its subsidiaries, might have a Material Adverse Effect.

         (bb) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws or other organizational documents, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Material Agreement or (iii) is in violation in any material respect of any law, ordinance, governmental rule,

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regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except as would not, individually or in the aggregate, have a Material Adverse Effect.

         (cc) To the best of the Company's knowledge, neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds or violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; except as such that would not have a Material Adverse Effect.

         (dd) Except as disclosed in the Offering Memorandum or in the documents incorporated therein by reference, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

         (ee) Neither the Company nor any subsidiary is, and upon the sale of the Series A Notes to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be, an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

         (ff) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of the Notes in a manner that would require the registration of the Series A Notes under the

Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Series A Notes.

         (gg) Except as permitted by the Securities Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Series A Notes, will not distribute any offering material in connection with the offering and sale of the Series A Notes other than the Offering Memorandum.

         (hh) When the Series A Notes are issued and delivered pursuant to this Agreement, such Series A Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or that are quoted in a U.S. automated inter-dealer quotation system.

         (ii) Assuming (i) that your representations and warranties in Section 2 are true, (ii) compliance by you with your covenants set forth in Section 2 and
(iii) that each of the Eligible Purchasers is a QIB or a person who is not a "U.S. person" who acquires the Series A Notes outside the United States in an "offshore transaction" (within the meaning of Rule 904 of Regulation S), the purchase of the Series A Notes by you pursuant hereto and the resale of the Series A Notes pursuant hereto pursuant to the Exempt Resales is exempt from the registration requirements of the Securities Act.

         (jj) None of the Company or any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Notes, and the Company and its affiliates and all persons acting on its of their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside of the United States. The sales of the Series A Notes pursuant to Regulation S are "offshore transactions" and are not part of a plan or scheme to evade the registration provision of the Securities Act. The Company makes no representation in this paragraph (jj) with respect to the Initial Purchasers.

         (kk) The Company is a "reporting issuer" as defined in Rule 902 under the Securities Act.

         (ll) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company's most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

         (mm) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

         (nn) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

         2. Representations, Warranties and Agreements of the Initial Purchasers. Each Initial Purchaser represents and warrants with respect to itself that:

         (a) Such Initial Purchaser is a QIB under the Securities Act (each, an "Accredited Institution"), in either case with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

         (b) Such Initial Purchaser (i) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes, in each case in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (ii) in connection with the Exempt Resales, will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and
(iii) will not offer or sell the Series A Notes, nor has it offered or sold the Series A Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D; including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Series A Notes.

         (c) The Series A Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The Initial Purchasers represent that they have not offered, sold or delivered the Series A Notes, and will not offer, sell or deliver the Series A Notes (i) as part of its distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes and the Closing Date (such period, the "Restricted Period"), within the United States or to, or for the account or benefit of U.S. persons, except in accordance with Rule 144A under the Securities Act or in transactions that are exempt from the registration requirements of the Securities Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Series A Notes, and it, its affiliates and all persons acting on its behalf have complied and will comply with the offering restrictions requirements of Regulation S.

         (d) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes (other than a sale pursuant to Rule 144A in transactions that are exempt from the registration requirements of the Securities Act), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Series A Notes from it during the Restricted Period a confirmation or notice substantially to the following effect:

         "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering or the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings assigned to them in Regulation S."

         Such Initial Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Series A Notes, except with its affiliates or with the prior written consent of the Company.

         (e) Each Initial Purchaser hereby represents and warrants to, and agrees with, the company that (i) it and each of its affiliates have not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the Closing Date, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it and each of its affiliates have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (iii) it and each of its affiliates have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

         (f) Such Initial Purchaser agrees not to cause any advertisement of the Series A Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Series A Notes, except such advertisements as include the statements required by Regulation S.

         (g) The sales of the Series A Notes pursuant to Regulation S are "offshore transactions" and are not part of a plan or scheme to evade the registration provisions of the Securities Act.

         (h) Such Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company, General

Counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and you hereby consent to such reliance.

         The terms used in this Section 2 that have meanings assigned to them in Regulation S are used herein as so defined.

         Each Initial Purchaser further agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, the Eligible Purchasers in Exempt Resales.

         3. Purchase of the Notes and the Guarantees by the Initial Purchasers. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Series A Notes (and cause the Guarantors to issue the Series A Guarantees) to the several Initial Purchasers and each of the Initial Purchasers, severally and not jointly, agrees to purchase the aggregate principal amount of Series A Notes set opposite that Initial Purchaser's name in Schedule 1 hereto. Each Initial Purchaser will purchase such aggregate principal amount of Series A Notes at an aggregate purchase price equal to 98.00% of the principal amount thereof (the "Purchase Price").

         The Company shall not be obligated to deliver any of the Series A Notes and the Series A Guarantees to be delivered on the Closing Date (as defined herein), except upon payment for all the Series A Notes to be purchased on the Closing Date as provided herein.

         4. Delivery of and Payment for the Notes and the Guarantees.

         (a) Delivery of and payment for the Series A Notes and the Series A Guarantees shall be made at the office of Latham & Watkins LLP, 885 Third Avenue New York, New York 10022 at 10:00 A.M., New York City time, on the Closing Date. The place of closing for the Series A Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

         (b) On the Closing Date, one or more Series A Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the Initial Purchasers may request upon at least one business days' notice to the Company, having an aggregate principal amount corresponding to the aggregate principal amount of Series A Note sold pursuant to Eligible Resales (collectively, the "Global Note"), shall be delivered by the Company to the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof by wire transfer of immediately available funds as the Company may direct by written notice delivered to you two business days prior to the Closing Date. The Global Note in definitive form shall be made available to you for inspection not later than 2:00 p.m. on the business day prior to the Closing Date.

         (c) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Initial Purchaser hereunder.

         5. Further Agreements of the Company. The Company agrees:

         (a) To advise you promptly and, if requested by you, to confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes or Series A Guarantees for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and
(ii) the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use all commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Series A Notes or Series A Guarantees under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the Series A Notes or Series A Guarantees under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) To furnish to you, as many copies of the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. Such copies shall be furnished without charge for use in connection with the Exempt Resales for the nine-month period immediately following the Closing Date. The Company consents to the use of the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by you in connection with the Exempt Resales that are in compliance with this Agreement.

         (c) Not to amend or supplement the Offering Memorandum prior to the Closing Date or during the period referred to in (d) below unless you shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than five days after being furnished a copy of such amendment or supplement. The Company shall promptly prepare, upon any reasonable request by you, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

         (d) If, in connection with any Exempt Resales or market making transactions after the date of this Agreement and prior to the consummation of the Registered Exchange Offer, any event shall occur that, in the judgment of the Company or in the reasonable judgment of counsel to you, makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in light of the circumstances under which they were made at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company shall promptly notify you of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum as amended or supplemented will, in light of the circumstances under which they were made at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.

         (e) Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Series A Notes and the Series A Guarantees for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to taxation or to general consent to service of process in any jurisdiction in which it is not now so subject) and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Series A Notes and the Series A Guarantees.

         (f) Prior to the Closing Date, to furnish to you, as soon as they have been prepared, a copy of any internal consolidated financial statements of the Company for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum.

         (g) To use all commercially reasonable efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Series A Notes and the Series A Guarantees.

         (h) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Securities Act of the sale to you or the Eligible Purchasers of Series A Notes.

         (i) During any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act within the two-year period following the Closing Date, to make available to any registered holder or beneficial owner of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such registered holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act.

         (j) To use all commercially reasonable efforts to effect the inclusion of the Notes in the National Association of Securities Dealers, Inc. Automated Quotation System - PORTAL ("PORTAL").

         (k) To apply the net proceeds from the sale of the Series A Notes being sold by the Company as set forth in the Offering Memorandum under the caption "Use of Proceeds."

         (l) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

         (m) To take such steps as shall be necessary to ensure that all the subsidiaries of the Company that are not designated as "unrestricted subsidiaries" or "foreign subsidiaries" in accordance with the Indenture will be guarantors of the Notes.

         (n) For a period of 90 days from the date of the Offering Memorandum, not to, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition in the future of), any debt securities of the Company or any of its subsidiaries, except (i) for the Series B Notes in connection with the Registered Exchange Offer or (ii) with the prior consent of Lehman Brothers Inc.

         6. Expenses. The Company agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Notes and the Guarantees and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing of the Offering Memorandum and any amendments and supplements thereto; (c) the costs of distributing the Offering Memorandum and any amendment or supplement to the Offering Memorandum, all as provided in this Agreement; (d) the fees, disbursements and expenses of the Company's counsel and accountants; (e) all expenses and listing fees in connection with the application for quotation of the Series A Notes in PORTAL; (f) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for "book-entry" transfer; (g) the fees and expenses of qualifying the Notes and Guarantees under the securities laws of the several jurisdictions as provided in Section 5(e) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Initial Purchasers); (h) any fees charged by securities rating services for rating the Notes and Guarantees; (i) all costs and expenses incident to the performance of the Company's obligations under Section 9; and
(j) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors.

         7. Conditions of Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their obligations hereunder, and to each of the following additional terms and conditions:

         (a) No Initial Purchaser shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the other Operative Documents, the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (c) Simpson Thacher & Bartlett shall have furnished to the Initial Purchasers, its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in the form attached hereto as Exhibit A.

         (d) Christopher C. Cambria, General Counsel of the Company, shall have furnished to the Initial Purchasers his written opinion, as General Counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in the form attached hereto as Exhibit B.

         (e) The Initial Purchasers shall have received from Latham & Watkins LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Series A Notes, the Series A Guarantees, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (f) At the time of execution of this Agreement, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP, a letter, in accordance with professional standards established by the AICPA and in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers (i) confirming that they are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretation and rulings and
(ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to Initial Purchasers in connection with registered public offerings.

         (g) With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Initial Purchasers a letter (the "bring-down letter") of such accountants in accordance with professional standards established by the AICPA, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretation and rulings and (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

         (h) The Company and the Guarantors shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of their respective Chairman of the Board, their respective President or a Vice President and their respective chief financial officer stating that:

                  (i) The representations and warranties of the Company and the Guarantors in Section 1 are true and correct as of the Closing Date; the Company and the Guarantors have complied with all their agreements contained herein; and the conditions set forth in Sections 7(i) and 7(j) have been fulfilled; and

                  (ii) They have carefully examined the Offering Memorandum and, in their opinion (A) the Offering Memorandum as of its date and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum.

         (i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements incorporated by reference in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum (or in the documents incorporated therein by reference) or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum (or in the documents incorporated therein by reference), the effect of which, in any such case described in clause
(i) or (ii), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes and the Guarantees being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

         (j) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

         (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other calamity or crisis (including, without limitation, as a result of terrorist activities) or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such, as to make it in the case of (iii) or (iv), in the sole judgment of a majority in interest of the several Initial Purchasers, impracticable or inadvisable to proceed with the public offering or delivery of the

Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

         (l) On or prior to the Closing Date, The Depository Trust Company shall have accepted the Series A Notes for clearance.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

         8. Indemnification and Contribution.

         (a) The Company and the Guarantors shall jointly and severally indemnify and hold harmless each Initial Purchaser, its officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes and Guarantees), to which that Initial Purchaser, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Memorandum or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Series A Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Memorandum, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of any Initial Purchaser specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the

Company and the Guarantors may otherwise have to any Initial Purchaser or to any officer, employee or controlling person of that Initial Purchaser.

         (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, the Guarantors, their officers and employees, each of their directors, and each person, if any, who controls the Company and the Guarantors within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Guarantors or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Memorandum or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse the Company, the Guarantors and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, such Guarantor or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company, the Guarantors or any such director, officer, employee or controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by Lehman Brothers Inc., if the indemnified parties under this Section 8 consist of any Initial Purchaser or any of their respective officers, employees or controlling persons, or by the Company, if the indemnified parties under this Section consist of the Company, the Guarantors or any of the Company's or the Guarantors' directors, officers, employees or controlling persons. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Series A Notes and the Series A Guarantees or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Series A Notes and the Series A Guarantees purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Series A Notes under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Series A Notes purchased by it was resold to Eligible Purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

         (e) The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge that the first sentence of the last paragraph on the cover page, the last paragraph on page ii and the last paragraph, the first sentence of the third to last paragraph and the fifth to last paragraph under the caption "Plan of Distribution" constitute the only information concerning such Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

         9. Termination. The obligations of the Initial Purchasers hereunder may be terminated by Lehman Brothers Inc. by notice given to and received by the Company prior to delivery of and payment for the Series A Notes and the Series A Guarantees if, prior to that time, any of the events described in Sections 7(i), 7(j) or 7(k), shall have occurred or if the Initial Purchasers shall decline to purchase the Series A Notes for any reason permitted under this Agreement.

         10. Reimbursement of Initial Purchasers' Expenses. If the Company and the Guarantors shall fail to tender the Series A Notes and the Series A Guarantees for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company and the Guarantors to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers' obligations hereunder required to be fulfilled by the Company and the Guarantors is not fulfilled, the Company and the Guarantors will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Series A Notes and the Series A Guarantees, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Initial Purchasers.

         11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to (i) Lehman Brothers Inc., 790 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: 212-526-6588),
(ii) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036,
Attention: Syndicate Department (iii) Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Attention: Bruce Thompson (Fax 212-583-8324) and (iv) Credit Suisse First Boston LLC, 11 Madison Avenue, New York, New York 10010, Attention: Transaction Advisory Group with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, Attention:
Robert Zuccaro (Fax: 212-751-4864) and, in the case of any notice pursuant to
Section 8, to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 790 Seventh Avenue, New York, NY 10019; and

         (b) if to the Company and the Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to L-3 Communications Corporation, 600 Third Avenue, 34th Floor, New York, New York 10016, Attention: Christopher C. Cambria (Fax: 212-805-5494), with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: Vincent Pagano, Jr. (Fax:
(212) 455-2502).

         Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.

         12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company and the Guarantors and any person controlling the Company and the Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         13. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and the Guarantees and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         14. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the rules and regulations of the Commission under the Securities Act.

         15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

         16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.


                            [Signature pages follow]

         If the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours,



                                              L-3 COMMUNICATIONS CORPORATION,
                                              as the Company


                                              By:
                                                 -----------------------------
                                              Name:  Christopher C. Cambria
                                              Title: Senior Vice President,
                                              Secretary and General Counsel



AMI INSTRUMENTS, INC.
APCOM, INC.
BROADCAST SPORTS INC.
CELERITY SYSTEMS INCORPORATED
EER SYSTEMS, INC.
ELECTRODYNAMICS, INC.
GOODRICH AEROSPACE COMPONENT OVERHAUL & REPAIR, INC.
GOODRICH AVIONICS SYSTEMS, INC.
GOODRICH FLIGHTSYSTEMS, INC.
HENSCHEL, INC.
HYGIENETICS ENVIRONMENTAL SERVICES, INC.
INTERSTATE ELECTRONICS CORPORATION
KDI PRECISION PRODUCTS, INC.
L-3 COMMUNICATIONS AIS GP CORPORATION
L-3 COMMUNICATIONS ANALYTICS CORPORATION
L-3 COMMUNICATIONS ATLANTIC SCIENCE & TECHNOLOGY CORPORATION
L-3 COMMUNICATIONS AYDIN CORPORATION
L-3 COMMUNICATIONS ESSCO, INC.
L-3 COMMUNICATIONS ILEX SYSTEMS, INC.
L-3 COMMUNICATIONS IMC CORPORATION
L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P.
L-3 COMMUNICATIONS INVESTMENTS, INC.
L-3 COMMUNICATIONS SECURITY AND DETECTION SYSTEMS CORPORATION DELAWARE L-3 COMMUNICATIONS SECURITY AND DETECTION SYSTEMS CORPORATION CALIFORNIA

L-3 COMMUNICATIONS SPD TECHNOLOGIES, INC.
L-3 COMMUNICATIONS STORM CONTROL SYSTEMS, INC.
L-3 COMMUNICATIONS TMA CORPORATION
L-3 COMMUNICATIONS WESTWOOD CORPORATION
MCTI ACQUISITION CORPORATION
MICRODYNE COMMUNICATIONS TECHNOLOGY INCORPORATED
MICRODYNE CORPORATION
MICRODYNE OUTSOURCING INCORPORATED
MPRI, INC.
PAC ORD, INC.
POWER PARAGON, INC.
SHIP ANALYTICS, INC.
SHIP ANALYTICS INTERNATIONAL, INC.
SHIP ANALYTICS USA, INC.
SOUTHERN CALIFORNIA MICROWAVE, INC.
SPD ELECTRICAL SYSTEMS, INC.
SPD HOLDINGS, INC.
SPD SWITCHGEAR, INC.
SYCOLEMAN CORPORATION
TELOS CORPORATION
TROLL TECHNOLOGY CORPORATION
WESCAM AIR OPS INC.
WESCAM AIR OPS LLC
WESCAM HOLDINGS (US) INC.
WESCAM INCORPORATED
WESCAM LLC
WESCAM SONOMA INC.
WOLF COACH, INC.
as Guarantors


By:
    ------------------------------------
    Name:  Christopher C. Cambria
    Title: Vice President and Secretary






L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P.

By: L-3 COMMUNICATIONS AIS GP CORPORATION,
    as general partner

    By:
    ------------------------------------
    Name:
    Title: Authorized Person

Accepted:


LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC

For themselves and as Representatives
of the several Initial Purchasers named
in Schedule 1 hereto

By:  LEHMAN BROTHERS INC.

By:
    ------------------------------------
 Authorized Representative

                                   SCHEDULE 1

                                                           Principal
            Initial Purchaser:                          Amount of Notes
            ------------------                          ---------------
            Lehman Brothers Inc.                         $125,629,000
            Morgan Stanley & Co. Incorporated            $125,629,000
            Banc of America Securities LLC               $ 50,251,000
            Credit Suisse First Boston LLC               $ 40,201,000
            SG Cowen Securities Corporation              $ 11,658,000
            Wachovia Securities, Inc.                    $ 11,658,000
            Banc One Capital Markets, Inc.               $  5,829,000
            Barclays Capital Inc.                        $  5,829,000
            BNY Capital Markets, Inc.                    $  5,829,000
            Credit Lyonnais Securities (USA) Inc.        $  5,829,000
            Fleet Securities, Inc.                       $  5,829,000
            Scotia Capital (USA) Inc.                    $  5,829,000
                                                         ------------
                     Total                               $400,000,000
                                                         ============

                                    EXHIBIT A

                      OPINION OF SIMPSON THACHER & BARTLETT



                                         May 21, 2003



LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
c/o  Lehman Brothers Inc.
     745 Seventh Avenue
     New York, New York 10019


Ladies and Gentlemen:

         We have acted as counsel to L-3 Communications Corporation, a Delaware corporation (the "Company"), in connection with the purchase by you of $400,000,000 aggregate principal amount of its 6-1/8% Senior Subordinated Notes due 2013 (the "Notes") of the Company and the related guarantees (the "Guarantees") by the Delaware subsidiaries of the Company named on Schedule I attached hereto (each, a "Delaware Guarantor" and collectively, the "Delaware Guarantors") and the non-Delaware subsidiaries of the Company named on Schedule II attached hereto (each, a "Non-Delaware Guarantor" and collectively, the "Non-Delaware Guarantors," taken together with the Delaware Guarantors, the "Subsidiary Guarantors"), pursuant to the Purchase Agreement dated May 14, 2003 (the "Purchase Agreement"), among Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Credit Suisse First Boston LLC, as initial purchasers (the "Initial Purchasers"), the Company and the Subsidiary Guarantors.

         We have examined the Offering Memorandum dated May 14, 2003, relating to the sale of the Notes (the "Offering Memorandum"), which incorporates or is deemed to incorporate by reference the Annual Report on Form 10-K of L-3 Communications Holdings, Inc. ("Holdings") and the Company for the fiscal year ended December 31, 2002 and the Quarterly Report on Form 10-Q of Holdings and the Company for the fiscal quarter ended March 31, 2003 (the "Exchange Act Documents"), each as filed under the Securities Exchange Act of 1934; the Indenture dated as of May 21, 2003 (the "Indenture") among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"); the Notes; the guarantees indorsed on or annexed to the Notes (the "Guarantees"); the Purchase Agreement; and the Registration Rights Agreement dated as of May 21, 2003 (the "Registration Rights Agreement") among the Company, the Subsidiary Guarantors and the Initial Purchasers pursuant to which the Company's Series B 6-1/8% Senior Subordinated Notes due 2013 (the "Series B Notes") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Series B Notes will be guaranteed by each of the Subsidiary Guarantors (the "Series B Guarantees"). In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing and upon originals or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Subsidiary Guarantors, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

             1. Each of the Company and the Delaware Guarantors (other than Wescam Air Ops LLC and Wescam LLC (the "LLCs") and L-3 Communications Integrated Systems LP (the "LP")) has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, and has all corporate power and authority necessary to conduct its respective businesses as described in the Offering Memorandum.

             2. Each of the LLCs has been duly formed and is validly existing as a limited liability company in good standing under the laws of Delaware, and has all limited liability company power and authority necessary to conduct its business as described in the Offering Memorandum.

             3. The LP has been duly formed and is validly existing as a limited partnership in good standing under the laws of Delaware, and has all limited partnership power and authority necessary to conduct its business as described in the Offering Memorandum.

             4. All of the outstanding shares of Common Stock of the Company have been duly authorized and have been validly issued, fully paid and non-assessable; and all of the issued shares of capital stock of each of the Delaware Guarantors (other than the LP and the LLCs) have been duly and validly authorized and issued, are fully paid and non-assessable and, based solely on an examination of each such subsidiary's stock ledger and minute book, all such shares are held of record by the Company or one of its subsidiaries.

             5. Based solely on an examination of (i) the Limited Liability Agreement of Wescam LLC, dated as of October 26, 1999, and (ii) the Limited Liability Agreement of Wescam Air Ops LLC, dated as of January 25, 2001, all of the membership interests of each LLC are held of record by the Company or one of its subsidiaries.

             6. The Indenture has been duly authorized, executed and delivered by the Company and the Delaware Guarantors and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company and the Delaware Guarantors enforceable against the Company and the Delaware Guarantors in accordance with its terms.

             7. Assuming that the Indenture has been duly authorized, executed and delivered by the Non-Delaware Guarantors and assuming that the Indenture is the valid and legally binding obligation of the Trustee, the Indenture constitutes a valid and legally binding obligation of the Non-Delaware Guarantors enforceable against the Non-Delaware Guarantors in accordance with its terms.

             8. The Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the terms of the Purchase Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

             9. The Guarantees have been duly authorized, executed and issued by each of the Delaware Guarantors and, assuming due authentication of the Notes by the Trustee, upon payment and delivery of the Notes in accordance with the terms of the Purchase Agreement, will constitute valid and legally binding obligations of the Delaware Guarantors enforceable against the Delaware Guarantors in accordance with their terms.

             10. Assuming that the Guarantees have been duly authorized, executed and issued by each of the Non-Delaware Guarantors and, assuming due authentication of the Notes by the Trustee, upon payment and delivery of the Notes in accordance with the terms of the Purchase Agreement, the Guarantees will constitute valid and legally binding obligations of the Non-Delaware Guarantors enforceable against the Non-Delaware Guarantors in accordance with their terms.

             11. The Series B Notes have been duly authorized by the Company, and the Series B Guarantees have been duly authorized by the Delaware Guarantors.

             12. The statements contained in the Offering Memorandum under the captions "Business--Pension Plans," "Description of Other Indebtedness," and "Description of the Notes," insofar as they describe charter documents, contracts, statutes, rules and regulations and other legal matters, constitute an accurate summary thereof in all material respects.

             13. The statements made in the Offering Memorandum under the caption "Certain United States Federal Income Tax Considerations to Non-U.S. Holders," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

             14. To our knowledge, there are no contracts or documents of a character required by the Securities Act or the rules and regulations thereunder to be described in a prospectus included in a registration statement on Form S-3 which are not described in the Offering Memorandum or in documents incorporated therein by reference.

             15. The Purchase Agreement has been duly authorized, executed and delivered by the Company and the Delaware Guarantors.

             16. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Delaware Guarantors and, assuming that the Registration Rights Agreement is the valid and legally binding obligation of the Initial Purchasers, constitutes a valid and legally binding obligation of the Company and the Delaware Guarantors, enforceable against the Company and the Delaware Guarantors in accordance with its terms.

             17. Assuming that the Registration Rights Agreement has been duly authorized, executed and delivered by the Non-Delaware Guarantors and, assuming that the Registration Rights Agreement is the valid and legally binding obligation of the Initial Purchasers, the Registration Rights Agreement constitutes a valid and legally binding obligation of the Non-Delaware Guarantors enforceable against the Non-Delaware Guarantors in accordance with its terms.

             18. The issue and sale of the Notes by the Company and the Guarantees by the Subsidiary Guarantors and the compliance by the Company or the Subsidiary Guarantors, as applicable, with all of the provisions of the Purchase Agreement, the Indenture, the Notes, the Guarantees and the Registration Rights Agreement will not breach or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Company's Registration Statement on Form S-3 (Registration No. 333-84826), nor will such actions violate the Certificate of Incorporation or By-Laws of the Company or the Delaware Guarantors (or, in the case of the LP, the Limited Partnership Agreement, dated February 22, 2002, between L-3 Communications Investments Inc. and L-3 Communications AIS GP Corporation or, in the case of the LLCs, the Limited Liability Agreements referenced in paragraph 5 above) or any federal or New York statute or the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act or the Delaware Limited Liability Company Act or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act or the Delaware Limited Liability Company Act or any order known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act or the Delaware Limited Liability Company Act by any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act or the Delaware Limited Liability Company Act or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act or the Delaware Limited Liability Company Act is required for the issuance and sale of the Notes by the Company or the issuance of the Guarantees by the Subsidiary Guarantors, except for the registration under the Securities Act of the Series B Notes and the Series B Guarantees, in accordance with the Registration Rights Agreement, and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes and the Guarantees by the Initial Purchasers. The opinions set forth in this paragraph are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to securities underwriting transactions.

             19. No registration of the Notes and the Guarantees under the Securities Act and no qualification of the Indenture under the Trust Indenture Act is required for the offer and sale of the Notes by the Company and the Guarantees by the Subsidiary Guarantors to the Initial Purchasers or the reoffer and resale of the Notes by the Initial Purchasers to the initial purchasers therefrom solely in the manner contemplated by the Offering Memorandum, the Purchase Agreement and the Indenture.

         Our opinions set forth in paragraphs 6, 7, 8, 9, 10, 16 and 17 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Our opinions set forth in paragraphs 16 and 17 are further limited by considerations of public policy.

         We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Registration Rights Agreement or any related provisions of the Indenture that requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. In addition, we express no opinion as to the validity, legally binding effect or enforceability of the waiver of rights and defenses contained in Section [11.07] of the Indenture.

         We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Offering Memorandum or the Exchange Act Documents and take no responsibility therefor, except as and to the extent set forth in paragraphs 12 and 13 above. In the course of the preparation by the Company of the Offering Memorandum (excluding the Exchange Act Documents), we participated in conferences with certain officers and employees of the Company, with representatives of PricewaterhouseCoopers L.L.P. and with counsel to the Initial Purchasers. We did not prepare the Exchange Act Documents. Based upon our examination of the Offering Memorandum and the Exchange Act Documents, our investigations made in connection with the preparation of the Offering Memorandum (excluding the Exchange Act Documents) and our participation in the conferences referred to above, we have no reason to believe that the Offering Memorandum (including the Exchange Act Documents) as of its date contained or as of the date hereof contains any untrue statement of a material fact or omits or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements or other financial data contained in the Offering Memorandum or the Exchange Act Documents.

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act.

         This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                                 Very truly yours,



                                                 SIMPSON THACHER & BARTLETT

                                   SCHEDULE I

DELAWARE GUARANTORS
-------------------

BROADCAST SPORTS INC., a Delaware corporation
GOODRICH AEROSPACE COMPONENT OVERHAUL & REPAIR, INC., a Delaware corporation GOODRICH AVIONICS SYSTEMS, INC., a Delaware corporation
HENSCHEL INC., a Delaware corporation
HYGIENETICS ENVIRONMENTAL SERVICES, INC., a Delaware corporation
KDI PRECISION PRODUCTS, INC., a Delaware corporation
L-3 COMMUNICATIONS AIS GP CORPORATION, a Delaware corporation
L-3 COMMUNICATIONS AYDIN CORPORATION, a Delaware corporation
L-3 COMMUNICATIONS ESSCO, INC., a Delaware corporation
L-3 COMMUNICATIONS ILEX SYSTEMS, INC., a Delaware corporation
L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., a Delaware limited partnership L-3 COMMUNICATIONS INVESTMENTS, INC., a Delaware corporation
L-3 COMMUNICATIONS SECURITY AND DETECTION SYSTEMS CORPORATION DELAWARE,
     a Delaware corporation
L-3 COMMUNICATIONS SPD TECHNOLOGIES, INC., a Delaware corporation
MPRI, INC., a Delaware corporation
PAC ORD INC., a Delaware corporation
POWER PARAGON, INC., a Delaware corporation
SHIP ANALYTICS INTERNATIONAL, INC., a Delaware corporation
SPD ELECTRICAL SYSTEMS, INC., a Delaware corporation
SPD HOLDINGS, INC., a Delaware corporation
SPD SWITCHGEAR INC., a Delaware corporation
WESCAM AIR OPS INC., a Delaware corporation
WESCAM AIR OPS LLC, a Delaware limited liability company
WESCAM HOLDINGS (US) INC., a Delaware corporation
WESCAM LLC, a Delaware limited liability company

                                   SCHEDULE II

NON-DELAWARE GUARANTORS
-----------------------

AMI INSTRUMENTS, INC., an Oklahoma corporation
APCOM, INC., a Maryland corporation
CELERITY SYSTEMS INCORPORATED, a California corporation
EER SYSTEMS, INC., a Virginia corporation
ELECTRODYNAMICS, INC., an Arizona corporation
GOODRICH FLIGHTSYSTEMS, INC., an Ohio corporation
INTERSTATE ELECTRONICS CORPORATION, a California corporation
L-3 COMMUNICATIONS ANALYTICS CORPORATION, a California corporation
L-3 COMMUNICATIONS ATLANTIC SCIENCE AND TECHNOLOGY CORPORATION,
     a New Jersey corporation
L-3 COMMUNICATIONS IMC CORPORATION, a Connecticut corporation
L-3 COMMUNICATIONS SECURITY AND DETECTION SYSTEMS CORPORATION CALIFORNIA,
     a California corporation
L-3 COMMUNICATIONS STORM CONTROL SYSTEMS, INC., a California corporation L-3 COMMUNICATIONS TMA CORPORATION, a Virginia corporation
L-3 COMMUNICATIONS WESTWOOD CORPORATION, a Nevada corporation
MCTI ACQUISITION CORPORATION, a Maryland corporation
MICRODYNE COMMUNICATIONS TECHNOLOGIES INCORPORATED, a Maryland corporation MICRODYNE CORPORATION, a Maryland corporation
MICRODYNE OUTSOURCING INCORPORATED, a Maryland corporation
SHIP ANALYTICS, INC., a Connecticut corporation
SHIP ANALYTICS USA, INC., a Connecticut corporation
SOUTHERN CALIFORNIA MICROWAVE, INC., a California corporation
SYCOLEMAN CORPORATION, a Florida corporation
TELOS CORPORATION, a California corporation
TROLL TECHNOLOGY CORPORATION, a California corporation
WESCAM INCORPORATED, a Florida corporation
WESCAM SONOMA INC., a California corporation
WOLF COACH, INC., a Massachusetts corporation

                                    EXHIBIT B

                           OPINION OF CHRISTOPHER C. CAMBRIA



         1. To my knowledge, the Company and each of its subsidiaries have good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by them, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Offering Memorandum (or in documents incorporated therein by reference) or, to the extent that any such liens, claims, security interests or other encumbrances would not have a Material Adverse Effect (individually or in the aggregate) and all the material property described in the Offering Memorandum as being held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases, with only such exceptions as would not have a Material Adverse Effect (individually or in the aggregate).

         2. To my knowledge and except as otherwise disclosed in the Offering Memorandum (or in documents incorporated therein by reference), there are no legal or governmental proceedings pending or threatened, against the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, are reasonably likely to cause a Material Adverse Effect.

         3. To my knowledge and except (i) as otherwise disclosed in the Offering Memorandum (or in documents incorporated therein by reference) and (ii) as provided in the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such person's securities in the securities registered pursuant to the Exchange Offer Registration Statement or the Shelf Registration Statement.

         4. None of the issue and sale of the Notes by the Company and the Guarantees by the Guarantors and the compliance by the Company and the Guarantors, as applicable, with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby and thereby requires any consent, approval, authorization or other order of, or registration or filing with, any federal court, federal regulatory body, federal administrative agency or other federal governmental official having authority over government procurement matters (provided, that the opinion contained in this paragraph (4) may be delivered by other counsel reasonably satisfactory to the Initial Purchasers).

         Whenever a statement herein is qualified by "to my knowledge" or a similar phrase, it is intended that I do not have current, actual knowledge of the inaccuracy of such statement; however, except as expressly indicated, I have not undertaken any independent investigation to determine the accuracy of such statement and no inference should be drawn that I have any such knowledge solely from my position with the Company.

         I am a member of the Bar of the State of New York, and I do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware Revised Uniform Limited Partnership Act, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

                                    EXHIBIT C

                            FORM OF CERTIFICATE FROM
                          ACQUIRING ACCREDITED INVESTOR

LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
c/o Lehman Brothers Inc.
745 Seventh Avenue, Third Floor
High Yield Capital Markets
New York, New York  10019

      Re:  L-3 Communications Corporation
           ------------------------------

      Reference is hereby made to (i) the Purchase Agreement, dated May 14, 2003 (the "Purchase Agreement") among L-3 Communications Corporation, as issuer (the "Company"), the Guarantors named on the signature pages thereto and you and (ii) the Indenture to be dated as of May 21, 2003 (the "Indenture") relating to the 6-1/8% Senior Subordinated Notes due 2013, among the Company, the Guarantors named on the signature pages thereto and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture or the Purchase Agreement.

         In connection with my proposed purchase of $1,000,000 aggregate principal amount of Series A Notes, I hereby confirm that:

         1. I understand that any subsequent transfer of the Series A Notes, or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the Series A Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Series A Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         2. I understand that the offer and sale of the Series A Notes has not been registered under the Securities Act, and that the Series A Notes and any interest therein may not be offered or sold except as permitted in the following sentence. I agree that if I should sell the Series A Notes or any interest therein, I will do so only (1) (a) to a person who I reasonably believe is a Qualified Institutional Buyer (as defined in Rule 144A under the Act) in a transaction meeting the requirements of Rule 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (d) in accordance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), (2) to the Company or (3) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and I further agree to provide to any person purchasing a beneficial interest in a Series A Note from me in a transaction meeting the requirements of clauses (a) through (d) above a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. I understand that, on any proposed resale of the Series A Notes or beneficial interest therein, I will be required to furnish to the Company such certifications, legal opinions and other information as the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. I further understand that the Series A Notes purchased by me will bear a legend to the foregoing effect.

         4. I am an "accredited investor" (as defined in Rule 501(a)(4), (5) or
(6) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of my investment in the Series A Notes and I am able to bear the economic risk of my investment.

         5. I am acquiring the Series A Notes or beneficial interest therein purchased by me for my account.

         6. I am acquiring the Series A Notes for investment purposes only with no present intention to resell the Series A Notes, and agree not to sell, transfer, assign, pledge or hypothecate any of the Series A Notes for at least three months following the completion of the offering.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                           [Signature Page to Follow]







                                             By:
                                                -------------------------------
                                                Name:
                                                Title:



Dated:
      ----------------------------